EXHIBIT 99.6 - JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of this 23rd day of December, 2025, by and among Mubadala Investment Company PJSC, Mamoura Diversified Global Holdings PJSC, MDC Capital Partners (Ventures) GP, LP, MDC Capital Partners (Ventures), LP, MIC Capital Management UK LLP, MC Alternative Solutions, LP and MIC Capital Partners (Ventures) Europe Parallel (Luxembourg) Aggregator SCSp.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Forms 3, 4, or 5 or Schedules 13D or 13G, and any and all amendments thereto and any other documents relating thereto (collectively, the “Filings”) as required to be filed pursuant to the Securities Exchange Act of 1934, as amended. The parties to this Agreement further agree and covenant that each will fully cooperate with such other parties in the preparation, timely filing, and delivery of all such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

Dated: December 23, 2025

Mubadala Investment Company PJSC

By: /s/ Samer Halawa

Name: Samer Halawa

Title: Chief Legal Officer

Mamoura Diversified Global Holdings PJSC

By: /s/ Samer Halawa

Name: Samer Halawa

Title: Chief Legal Officer

MDC Capital Partners (Ventures) GP, LP

By: /s/ Rodney Cannon

Name: Rodney Cannon

Title: Manager

MDC Capital Partners (Ventures), LP

By: /s/ Rodney Cannon

Name: Rodney Cannon

Title: Manager

MIC Capital Management UK LLP

By: /s/ Rodney Cannon

Name: Rodney Cannon

Title: General Counsel

MC Alternative Solutions, LP

By: /s/ Rodney Cannon

Name: Rodney Cannon

Title: Manager

MIC Capital Partners (Ventures) Europe Parallel (Luxembourg) Aggregator SCSp

By: /s/ Rodney Cannon

Name: Rodney Cannon

Title: Manager